Exhibit 1.1

● Shares

DOLBY LABORATORIES, INC.

CLASS A COMMON STOCK (PAR VALUE $0.001 PER SHARE)

UNDERWRITING AGREEMENT

●, 2005

●, 2005

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

Dolby Laboratories, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and the stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of ● shares of the Class A Common Stock (par value $0.001 per share) of the Company (the “Firm Shares”), of which ● shares are to be issued and sold by the Company and ● shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional ● shares of Class A Common Stock (par value $0.001 per share) of the Company (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A Common Stock (par value $0.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Common Stock.” The shares of Class B Common Stock, $0.001 par value per share, of the Company are hereinafter referred to as the “Class B Common Stock.” The Class A Common Stock and the Class B Common Stock are hereinafter sometimes collectively referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof and agrees with each of the Underwriters that:

(a) Based on advice from the Commission, the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d) Each of Dolby Laboratories, Inc., a California corporation (“DLICA”), and Dolby Laboratories Licensing Corporation, a New York corporation (“DLLC”) (each a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances or claims. The Significant Subsidiaries are the only subsidiaries of the Company that are “significant subsidiaries” as defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters to the description thereof set forth under the caption “Description of Capital Stock” in the Prospectus.

(g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding immediately prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising under or pursuant to the Company’s certificate of incorporation or bylaws, each as amended, any other written agreement or instrument to which the Company or any of its subsidiaries is a party or the Delaware General Corporation Law.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, each as amended, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i) and (iii) for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company or any of its subsidiaries for the performance by the Company of its obligations under this Agreement, except such as have been obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or in any other registration statement that may be filed by the Company under the Securities Act, and the Company will not enter into any such contract, agreement or understanding with, or otherwise grant any such rights to, any person that, as of the date of this Agreement, holds any securities of the Company or any options, rights or warrants to acquire any securities of the Company if such contract, agreement, understanding or other right would permit such person to require the Company to file a registration statement under the Securities Act with respect to any such securities or to require the Company to include any such securities in the Registration Statement or any other registration statement filed by the Company under the Securities

Act during the period ending 180 days after the date of the Prospectus (as such period may be extended pursuant to Section 3(f) hereof).

(q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock (except for acquisitions of capital stock by the Company from its officers or other employees and any other persons providing services to the Company pursuant to agreements that permit the Company to repurchase such shares upon termination of their employment by, or service to, the Company), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

(r) The Company and its subsidiaries have good and valid title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except as such enforceability may be subject to the laws of general application relating to bankruptcy and the relief of debtors and laws governing specific performance, injunctive relief or other equitable remedies) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(s) Except as described in the Prospectus, (i) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own or possess or the inability to acquire on reasonable terms any of the foregoing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the

Company, is imminent; and the Company (without having conducted any independent investigation) is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

(v) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not, individually or in the aggregate, have a material and adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus

(w) The Company and its subsidiaries maintain a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and ●, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody

Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

(e) [Delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, to each Underwriter who has purchased such Shares without notice of an adverse claim.] [Note: This version of the representation is to be used if Shares are to be delivered by such Selling Stockholder in certificated form endorsed to the Underwriters.]

(f) [Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares) (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.] [Note: This version of the representation is to be used if Shares are to be delivered by such Selling Stockholder through DTC without ever being registered directly in the name of the Underwriters.]

(g) Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell his Shares pursuant to this Agreement.

(h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(h) are limited to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase.

(a) Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $● a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to ● Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c) Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(d) The restrictions contained in Section 3(c) above shall not apply to:

(i) the Shares to be sold hereunder,

(ii) transactions by a Selling Stockholder relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares,

(iii) the issuance by the Company of shares of, or options to purchase shares of, Common Stock to employees, officers, directors, advisors or consultants pursuant to employee benefit plans described in the Registration Statement under the caption “Management – Employee Benefit Plans” or pursuant to any employee benefit plan assumed by the Company in connection with the acquisition of another business in a transaction described in clause (iv) of this sentence,

(iv) the issuance by the Company of Common Stock or securities convertible into or exchangeable for shares of Common Stock in connection with any mergers or acquisitions of securities, businesses, property or other assets, joint ventures or other strategic corporate transactions or any other transaction, in each case the primary purpose of which is not to raise capital,

(v) transfers by a Selling Stockholder of Common Stock or any securities convertible into Common Stock as a bona fide gift or gifts,

(vi) transfers by a Selling Stockholder of shares of Common Stock to any trust for the direct or indirect benefit of [Ray Dolby] or the immediate family of [Ray Dolby],

(vii) if a Selling Stockholder is a corporation, transfers of shares of Common Stock held by such Selling Stockholder to any wholly-owned subsidiary or affiliate of such Selling Stockholder,

(viii) if a Selling Stockholder is a limited liability company, transfers of shares of Common Stock held by such Selling Stockholder to a member of, or to a limited liability company affiliated with, such Selling Stockholder,

(ix) if a Selling Stockholder is a partnership, transfers of shares of Common Stock held by such Selling Stockholder to a partner of, or to a partnership affiliated with, such Selling Stockholder, or

(x) the filing by the Company of any registration statements on Form S-8 or Form S-8/S-3 for the registration of shares of Common Stock issued pursuant to employee benefit plans described in clause (iii) of this sentence;

provided that (A) in the case of any issuance pursuant to clause (iv) of this sentence, each recipient of any such shares of Common Stock or other securities shall sign and deliver an agreement in substantially the form of Exhibit B to this Agreement (except that any such recipient who is or is to become an executive officer or director of the Company required to file reports under Section 16(a) of the Securities Exchange Act shall sign and deliver an agreement in substantially the form of Exhibit A to this Agreement), (B) in the case of any transfer or distribution pursuant to any of clauses (v) through (ix) of this sentence, each donee or transferee of any such shares of Common Stock or other securities shall sign and deliver an agreement in substantially the form of Exhibit A to this Agreement, and (C) if a Selling Stockholder is required to file a report under Section 16(a) of the Securities Exchange Act reporting a reduction in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by such Selling Stockholder during the 180-day restricted period referred to in Section 3(c) above (as such period may be extended, if applicable, as provided in Section 3(f) below), such Selling Stockholder shall include a statement in such report to the effect that such transfer or distribution is not a disposition for cash and is being made either as a gift or for estate planning purposes.

(e) Each of the Selling Stockholders agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Selling Stockholder’s shares of Common Stock except in compliance with the foregoing restrictions.

(f) Notwithstanding the provisions of Section 3(c) above, if:

(i) during the last 17 days of the 180-day restricted period referred to in Section 3(c) above, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs; or

(ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by, and the other provisions set forth in, Sections 3(c) through 3(i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event.

(g) Each of the Selling Stockholders agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of Section 3(c) during the period ending on and including the 215th day following the date of the Prospectus, such Selling Stockholder will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day restricted period (as it may have been extended pursuant to Section 3(g) above) has expired.

(h) Notwithstanding the lock-up restrictions described in Sections 3(c) and 3(g), each Selling Stockholder may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act relating to the sale of shares of Class A Common Stock, if then permitted by the Company, provided that the shares subject to such plan may not be sold until after completion of the 180-day restricted period (as the same may be extended, if applicable, as provided in Section 3(g) above).

(i) For purposes of Section 3(d), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; and “affiliate” and “affiliated” have the meanings given to those terms in Rule 405 under the Securities Act.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $ ● a share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $ ● a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ● ●, 2005, or at such other time on the same or such other date, not later than ● ●, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the Option Closing Date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than ● ●, 2005, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than ● (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C hereto, and an opinion of ●, ● counsel for the Company, dated the Closing Date to the effect set forth in Exhibit D hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster LLP, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

(i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

(ii) the execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of his obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder will not contravene any provision of applicable law, or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

(iii) each of the Selling Stockholders has valid title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Stockholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares;

(iv) the Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder;

(v) delivery of stock certificates representing the Shares to be sold by the Selling Stockholders, endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.] [Note: This version of the opinion is to be used for Shares delivered by the Selling Stockholders in certificated form.]

[(v) upon payment for the Shares to be sold by the Selling Stockholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Stockholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.] [Note: This version of the opinion is to be used for Shares delivered by the Selling Stockholders through DTC without ever being registered directly in the name of the Underwriters.]

(vi) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the statements set forth in this paragraph 6(d)(vi) only apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Selling Stockholder furnished by any Selling Stockholder expressly for use therein.

(e) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood, LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

With respect to Section 6(d)(vi) above, Morrison & Foerster LLP, may state that its belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification, except as specified in their opinion. With respect to Section 6(d) above, Morrison & Foerster LLP may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that copies of the Custody Agreement and Power of Attorney and of any such other documents and instruments shall be delivered to Morgan Stanley & Co. Incorporated and shall be in form and substance satisfactory to counsel to the Underwriters.

The opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Morrison & Foerster LLP described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholders, as the case may be, and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) Lock-up agreements between you and (1) each executive officer and director of the Company who will, following effectiveness of the Registration Statement, be required to file reports under Section 16(a) of the Securities Exchange Act (but excluding Ray Dolby), substantially in the form of Exhibit A hereto, and (2) certain stockholders and optionholders of the Company, substantially in the form of either Exhibit A or B hereto, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ●, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid, except as otherwise agreed by the Sellers and the Underwriters, all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling

Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 8, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including: (i) fees and disbursements of their counsel, (ii) stock transfer taxes payable on resale of any of the Shares by them, (iii) any advertising expenses connected with any offers they may make and (iv) travel and lodging expenses of representatives and employees of the Underwriters incurred by them in connection with the road show and one-half of the cost of any aircraft chartered in connection with the road show.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of any Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and (iii) the fees and expenses of more than one separate firm

(in addition to any local counsel) for all the Selling Stockholders, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders, such firm shall be designated in writing by any of the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder, or the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York

State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel)

reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Company, shall be delivered or sent by mail or telecopy transmission to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attention: President and Chief Executive Officer, (Facsimile: (415) 863-1373); with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: Larry W. Sonsini and Thomas C. DeFilipps (Facsimile: (650) 493-6811);

(b) if to a Selling Stockholder, shall be delivered or sent by mail or telecopy transmission to such Selling Stockholder, c/o Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, attention: Ray Dolby, (Facsimile: (415) 863-1373) ; with a copy to Morrison Forester LLP, 425 Market Street, Suite 3200, San Francisco, CA 94111-3580, Attention Thomas Kostic (Facsimile: (415) 268-7522); or

(c) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk (Facsimile: (212) 761-0316); with a copy to Morgan Stanley & Co. Incorporated, 555 California Street, San Francisco, California 94104, Attention: Gordon Dean (Facsimile: (415) 576-2392) and Bryan Andrzejewski (Facsimile: (415) 576-2671).

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

DOLBY LABORATORIES, INC.

By:
Name:
Title:

The Selling Stockholders named in Schedule I hereto

By:
Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

By:
Name:
Title:

Acting on behalf of itself and the several Underwriters named in Schedule II hereto.

SCHEDULE I

Selling Stockholders	Number of Firm Shares To Be Sold
Ray Dolby Trust
Ray and Dagmar Dolby Investments, L.P.

Total:

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Adams Harkness, Inc.
William Blair & Company, L.L.C.
[NAMES OF OTHER UNDERWRITERS]

Total:

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT FOR

EXECUTIVE OFFICERS AND DIRECTORS]

                    , 2005

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Dolby Laboratories, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares of the Class A Common Stock of the Company (the “Class A Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or Class B Common Stock of the Company (“Class B Common Stock”), or any securities convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Common Stock or Class B Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or Class B Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Class A Common Stock or Class B Common Stock or any securities convertible into Class A Common Stock or Class B Common Stock as a bona fide gift or gifts, or (c) transfers of shares of Class A Common Stock or Class B Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or transferee shall sign and deliver an agreement substantially in the form of this agreement and (ii) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934 reporting a reduction in beneficial ownership of shares of Class A Common Stock or Class B Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock by the undersigned during the 180-day restricted period referred to above (as such period may be extended, if applicable, as provided below), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a disposition for cash and is being made as a gift or for estate planning purposes. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class A Common Stock and Class B Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, nothing in this agreement shall restrict the right of the Company to repurchase from the undersigned (or the right of the undersigned to sell to the Company) shares of Class A Common Stock and Class B Common Stock of the Company issued under the Company’s 2000 Stock Incentive Plan, as amended, as provided thereunder and under the agreements pursuant to which such shares were issued.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or discloses material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement through and including the 215th day following the date of the Prospectus, the undersigned will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day restricted period (as it may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the lock-up restrictions described in this agreement, the undersigned may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, relating to the sale of shares of Class A Common Stock, if then permitted by the Company, provided that the shares subject to such plan may not be sold until after completion of the 180-day restricted period (as the same may be extended, if applicable, as provided above).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall automatically terminate upon the earliest to occur, if any, of: (a) the date that the Company advises Morgan Stanley in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering or (b) the termination of the Underwriting Agreement before the closing of the Public Offering.

Very truly yours,

(Name)

(Address)

EXHIBIT B

[FORM OF LOCK-UP AGREEMENT FOR SECURITY HOLDERS, OTHER THAN

SELLING STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS]

                    , 2005

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Dolby Laboratories, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares of the Class A Common Stock of the Company (the “Class A Common Stock”). As used herein, the term “Common Stock” means the Company’s Class A Common Stock and Class B Common Stock.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts or (c) transfers of shares of Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee or transferee shall sign and deliver an agreement substantially in the form of this agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, nothing in this agreement shall restrict the right of the Company to repurchase from the undersigned (or the right of the undersigned to sell to the Company) shares of Common Stock of the Company issued under the

B-1

Company’s 2000 Stock Incentive Plan, as amended, as provided thereunder and under the agreements pursuant to which such shares were issued.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or discloses material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement through and including the 215th day following the date of the Prospectus, the undersigned will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day restricted period (as it may have been extended pursuant to the previous paragraph) has expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall automatically terminate upon the earliest to occur, if any, of: (a) the date that the Company advises Morgan Stanley in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering or (b) the termination of the Underwriting Agreement before the closing of the Public Offering.

Very truly yours,

(Name)

(Address)

B-2

EXHIBIT C

[FORM OF OPINION OF WILSON, SONSINI, GOODRICH & ROSATI, P.C.]

C-1

EXHIBIT D

[FORM OF OPINION OF ●]

The information in the Prospectus under the caption “Business – Legal Proceedings”, insofar as such information constitutes a summary of certain legal matters or legal proceedings referred to therein, fairly summarizes the matters referred to therein in all material respects.

D-1